Exhibit 99.1

ElectraMeccanica Vehicles Corp. Files Fiscal 2022 Annual Report

MESA, AZ – (BUSINESSWIRE) | April 17, 2023 | ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) (“ElectraMeccanica” or the “Company”), a designer and manufacturer of electric vehicles revolutionizing the urban driving experience, is pleased to report the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022 with the U.S. Securities and Exchange Commission (the “SEC”). This Form 10-K filing, which includes the Company’s audited consolidated financial statements, related notes thereto and management’s discussion and analysis, is available for viewing on the SEC’s website at www.sec.gov or on the Company’s website at www.emvauto.com.

About ElectraMeccanica Vehicles Corp.

ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) is a designer and manufacturer of environmentally efficient electric vehicles (EVs) that will revolutionize the urban driving experience, including commuting, delivery and shared mobility. The Company recently commissioned its state-of-the-art 235,000 square-foot manufacturing facility in Mesa, Arizona to produce and assemble electric vehicles for both ElectraMeccanica and other manufacturers.

ElectraMeccanica Contact:

ir@emvauto.com

Safe Harbor Statement:

This press release and any related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws and applicable Canadian laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgement about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of important factors, many of which are described in our most recent Annual Report on Form 10-K, dated April 17, 2023, and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

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